Report of Independent Accountants

To the Board of Trustees and
Shareholders
of OCC Accumulation Trust

In planning and performing our audit
of the financial statements of the
Equity Portfolio, Small Cap Portfolio,
Global Equity Portfolio, Managed
Portfolio, U.S. Government Income
Portfolio, Mid Cap Portfolio and
Science and Technology Portfolio of
OCC Accumulation Trust (the "Trust")
for the year ended December 31, 2000,
we considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in conformity
with generally accepted accounting
principles.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations
in internal control, errors or
fraud may occur and not be detected.
Also, projection of any evaluation of
internal control to future periods is
subject to the risk that controls may
become inadequate because of changes
in conditions or that the effectiveness
of their design and operation may
deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the American
Institute of Certified Public Accountants.
A material weakness is a condition in
which the design or operation of one or
more of the internal control components
does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters
involving internal control and its
operation, including controls for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of December 31, 2000.

This report is intended solely for
the information and use of the Board
of Trustees, management and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.



PricewaterhouseCoopers LLP
New York, New York
February 12, 2001